RICHARD SCARANTINO, Individually and On Behalf of All Others Similarly Situated, and Derivatively On Behalf of Owens Realty Mortgage, Inc.
Milton, Pennsylvania 17847

Plaintiff,

v.

WILLIAM C. OWENS
2405 York Road, Suite 201
Lutherville Timonium, Maryland 21093

DENNIS GEORGE SCHMAL
2405 York Road, Suite 201
Lutherville Timonium, Maryland 21093

BRYAN H. DRAPER
2405 York Road, Suite 201
Lutherville Timonium, Maryland 21093

STEVEN DONALD HOVDE
2405 York Road, Suite 201
Lutherville Timonium, Maryland 21093

ANN MARIE MEHLUM
2405 York Road, Suite 201
Lutherville Timonium, Maryland 21093

GILBERT E. NATHAN
2405 York Road, Suite 201
Lutherville Timonium, Maryland 21093

BENJAMIN C. SMEAL
2405 York Road, Suite 201
Lutherville Timonium, Maryland 21093

GARY C. WALLACE
2405 York Road, Suite 201
Lutherville Timonium, Maryland 21093

READY CAPITAL CORPORATION
2405 York Road, Suite 201
Lutherville Timonium, Maryland 21093

Defendants.

IN THE

CIRCUIT COURT

FOR

BALTIMORE CITY

Case No. ______________

JURY TRIAL DEMANDED

RECEIVED
CIRCUIT COURT FOR
BALTIMORE CITY
19 FEB -8 AM 11:58
CIVIL DIVISION

OWENS REALTY MORTGAGE, INC. 2405 York Road, Suite 201 Lutherville Timonium, Maryland 21093 Nominal Defendant. STOCKHOLDER'S DERIVATIVE AND CLASS ACTION COMPLAINT Plaintiff, by his undersigned attorneys, for this complaint against defendants, alleges upon personal knowledge with respect to himself, and upon information and belief based upon, inter alia, the investigation of counsel as to all other allegations herein, as follows: NATURE OF THE ACTION 1. This action stems from a proposed transaction announced on November 7, 2018 (the "Proposed Transaction"), pursuant to which Owens Realty Mortgage, Inc. ("Owens Realty" or the "Company'') will be acquired by Ready Capital Corporation ("Ready Capital"). 2. On November 7, 2018, Owens Realty's Board of Directors (the "Board" or "Individual Defendants") caused the Company to enter into an agreement and plan of merger (the "Merger Agreement") with Ready Capital. Pursuant to the terms of the Merger Agreement, Owens Realty stockholders will receive 1.441 shares of Ready Capital common stock for each share of Owens Realty common stock they own. 3. In approving the Merger Agreement, the Individual Defendants breached their fiduciary duties, and the merger consideration undervalues the Company. 4. Compounding the unfairness of the Proposed Transaction, defendants issued materially incomplete disclosures in the registration statement (the "Registration Statement") filed with the United States Securities and Exchange Commission ("SEC") on December 13, 2018. As discussed herein, the Registration Statement fails to disclose material information regarding the Proposed Transaction. 2

5. The Proposed Transaction is expected to close by the end of the first quarter of 2019. Accordingly, plaintiff seeks enjoinment of the Proposed Transaction, or, alternatively, rescission of the Proposed Transaction in the event defendants are able to consummate it. JURISDICTION AND VENUE This Court has subject matter jurisdiction pursuant to Md. Code Ann. Cts. & Jud. 6. Proc. § 1-501. This Court has personal jurisdiction over defendants pursuant to Md. Code Ann. Cts. & Jud. Proc. § 6-102(a). 7. Venue is proper in this Court pursuant to Md. Code Ann. Cts. & Jud. Proc. § 6-201, because defendants carry on a regular business in Baltimore City, Maryland and/or have engaged in activities relevant to this complaint in Baltimore City, Maryland. PARTIES 8. Plaintiff is, and has been continuously throughout all times relevant hereto, the owner of Owens Realty common stock. 9. Defendant Owens Realty is a Maryland corporation and maintains its principal executive offices at 2221 Olympic Boulevard, Walnut Creek, California 94595. Owens Realty's common stock is traded on the NYSE American under the ticker symbol "ORM." Owens Realty is a party to the Merger Agreement. 10. Defendant William C. Owens is Chairman of the Board of the Company. 11. Defendant Dennis George Schmal is a director of the Company. 12. Defendant Bryan H. Draper is a director of the Company. 13. Defendant Steven Donald Hovde is a director of the Company. 14. Defendant Ann Marie Mehlum is a director of the Company. 15. Defendant Gilbert E. Nathan (''Nathan") is a director of the Company. 3

16. Defendant Benjamin C. Smeal is a director of the Company. 17. Defendant Gary C. Wallace is a director of the Company. 18. The defendants identified in paragraphs 10 through 17 are collectively referred to herein as the "Individual Defendants." 19. Defendant Ready Capital is a Maryland corporation and a party to the Merger Agreement. INDIVIDUAL DEFENDANTS' FIDUCIARY DUTIES 20. In the context of a merger transaction like the Proposed Transaction, the Board owes Owens Realty, plaintiff, and the Company's stockholders fiduciary duties. 21. To diligently comply with their fiduciary duties, the Individual Defendants may not take any action that: (i) adversely affects the value provided to the Company's stockholders; (ii) will unreasonably discourage or inhibit alternative offers to purchase control of the Company or its assets; (iii) adversely affects their duty to search and secure the best value reasonably available under the circumstances for the Company's stockholders; and/or (iv) will provide the Individual Defendants with preferential treatment at the expense of, or separate from, the public stockholders. 22. In accordance with their fiduciary duties, the Individual Defendants are obligated to refrain from:(i) participating in any transaction where the Individual Defendants' loyalties are divided; (ii) participating in any transaction where the Individual Defendants receive, or are entitled to receive, a personal financial benefit not equally shared by the public stockholders of the Company; and/or (iii) unjustly enriching themselves at the expense or to the detriment of the public stockholders. 23. Plaintiff alleges herein that the Individual Defendants, separately and together, in connection with the Proposed Transaction, are violating their fiduciary duties. 4

CLASS ACTION ALLEGATIONS 24. Plaintiff brings this action on his own behalf and as a class action on behalf of all holders of Owens Realty stock (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any defendant. 25. This action is properly maintainable as a class action. 26. The Class is so numerous that joinder of all members is impracticable. As of November 7, 2018, there were approximately 8,482,880 shares of Owens Realty common stock outstanding, held by hundreds, if not thousands, of individuals and entities scattered throughout the country. 27. Questions of law and fact are common to the Class, including, among others: (i) whether the Individual Defendants have breached their fiduciary duties owed to plaintiff and the Class; and (ii) whether defendants will irreparably harm plaintiff and the other members of the Class if defendants' conduct complained of herein continues. 28. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiffs claims are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class. 29. The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications that would establish incompatible standards of conduct for defendants, or adjudications that would, as a practical matter, be dispositive of the interests of individual members of the Class who are not parties to the adjudications or would substantially impair or impede those non-party Class members' ability to protect their interests. 5

30. Preliminary and final injunctive relief on behalf of the Class as a whole is entirely appropriate because defendants have acted, or refused to act, on grounds generally applicable and causing injury to the Class. DERIVATIVE AND DEMAND ALLEGATIONS 31. In addition to bringing a direct claim against defendants, plaintiff brings this action derivatively in the right and for the benefit of Owens Realty to redress injuries suffered and to be suffered by the Company as a result of the breaches of fiduciary duty and other violations of law by the Individual Defendants. 32. Plaintiff incorporates all of the allegations in this Complaint as if they were fully set forth herein. Plaintiff owns and has owned Owens Realty common stock at all times relevant hereto. Plaintiff will adequately and fairly represent the interests of the Company and its stockholders in enforcing and prosecuting its rights. Plaintiff has retained counsel experienced in these types of actions to prosecute these claims on the Company's behalf. 33. Plaintiff has made a demand on the Board imploring it to act in remedying the harms the Company will suffer in the event that the Proposed Transaction is consummated. Plaintiff has not yet received a response to the demand. 34. Given that the parties anticipate that the Proposed Transaction will close by the end of the first quarter of 2019, plaintiff feels compelled to act to secure the Company's right to relief against the Individual Defendants. Demand is excused because the Company would be irreparably harmed if the 35. stockholder vote on the Proposed Transaction was permitted to proceed without first affording the relief requested herein. Demand is excused where, as here, a demand, or a delay in awaiting a response to a demand, would cause irreparable harm to the corporation. 6

SUBSTANTIVE ALLEGATIONS Background of the Company and the Proposed Transaction 36. Owens Realty is a specialty finance mortgage company organized to qualify as a real estate investment trust that focuses on the origination, investment, and management of commercial real estate mortgage loans. Owens Realty provides customized, short-term acquisition and transition capital to small balance and middle-market investors. 37. On November 7, 2018, Owens Realty's Board caused the Company to enter into the Merger Agreement with Ready Capital. 38. Pursuant to the terms of the Merger Agreement, Owens Realty stockholders will receive 1.441 shares of Ready Capital common stock for each share of Owens Realty common stock they own. 39. According to the press release announcing the Proposed Transaction: Ready Capital Corporation (NYSE:RC) ("Ready Capital"), a multi-strategy real estate finance company that originates, acquires, finances and services small to medium-sized balance commercial loans, today announced it has entered into a definitive merger agreement to combine in a stock-for-stock merger with Owens Realty Mortgage, Inc., (NYSEAM:ORM) ("ORM'' or "Owens Realty Mortgage") a specialty finance REIT that focuses on the origination investment and management of small-balance and middle-market commercial real estate loans. The combined company, which will operate under the name Ready Capital, is expected to have pro forma equity capital in excess of$750M. The combination will enhance shareholder liquidity and provide for operating leverage across the larger equity base. Under the terms of the agreement, each ORM share will be converted into 1.441 Ready Capital shares, based on a fixed exchange ratio. The exchange ratio is subject to certain adjustments if either company's book value per share, as defined in the merger agreement, declines by more than 3%. The all-stock merger is intended to be a tax-free transaction. Upon the closing of the transaction, Ready Capital stockholders are expected to own approximately 72% percent of the combined company's stock, while Owens Realty Mortgage stockholders are expected to own approximately 28% percent of the combined company's stock. 7

Based on the closing prices of ORM common shares and Ready Capital’s common stock on November 7, 2018, the equity market capitalization of the combined company would be approximately $678 million. The combined company's shares are expected to continue trading on the New York Stock Exchange under the ticker symbol for Ready Capital (NYSE: RC). . .. Management, Governance and Corporate Headquarters Upon completion of the transaction, Ready Capital Chairman and Chief Executive Officer Thomas Capasse will lead the company, and Frederick C. Herbst, Chief Financial Officer of Ready Capital, will remain CFO. The combined company will be headquartered in New York, New York. The combined Board is expected to have seven directors, consisting of one director from ORM's existing Board and six directors appointed by Ready Capital. Timing and Approvals The transaction has been unanimously approved by the Board of Directors of Ready Capital and approved by the Board of Directors of ORM upon the unanimous recommendation of the Special Committee of the Owens Realty Mortgage's Board of Directors, which is comprised entirely of independent directors. The transaction is expected to close by the end of the first quarter of2019, subject to approval by Owens Realty Mortgage and Ready Capital stockholders and other customary closing conditions. 40. Section 6.3(b) of the Merger Agreement contains a "no solicitation" provision that prohibits the Individual Defendants from soliciting alternative proposals. 41. Further, pursuant to Section 6.3(c) of the Merger Agreement, the Company must promptly advise Reddy Capital of any proposals or inquiries received from other parties. 42. Moreover, Section 6.3(d) of the Merger Agreement contains a restrictive "fiduciary out" provision pennitting the Board to change its recommendation of the Proposed Transaction under extremely limited circumstances, and grants Reddy Capital a "matching right" with respect to any "Company Superior Proposal" made to the Company. 43. Additionally, the Company may be required to pay Reddy Capital a "termination fee" of $8 million under certain circumstances. 8

44. By agreeing to the deal protection devices, the Individual Defendants have locked up the Proposed Transaction and have precluded other bidders from making successful competing offers for the Company. 45. The consideration to be provided to plaintiff and the Class in the Proposed Transaction appears inadequate. 46. Among other things, the intrinsic value of the Company is materially in excess of the amount offered in the Proposed Transaction. 47. Accordingly, the Proposed Transaction will deny Class members their right to share proportionately and equitably in the true value of the Company's valuable and profitable business, and future growth in profits and earnings. The Registration Statement Omits Material Information 48. Defendants filed the Registration Statement with the SEC in connection with the Proposed Transaction. 49. As set forth below, the Registration Statement omits material information with respect to the Proposed Transaction. 50. First, the Registration Statement omits material information regarding the Company's and Ready Capital's financial projections, as well as the analyses performed by the Company's financial advisor in connection with the Proposed Transaction, Barclays Capital, Inc. ("Barclays"). 51. While the Registration Statement discloses the Company's projected earnings per common share, the Registration Statement fails to disclose the remainder of the Company's and Ready Capital's financial projections for years 2018 through 2021, including the "estimates of independent research analysts with respect to the future financial performance of ORM and Ready 9

Capital and the price targets of Ready Capital" as reviewed and analyzed by Barclays in connection with its opinion. 52.With respect to Barclays' Selected Comparable Company Analyses, the Registration Statement fails to disclose the individual multiples and financial data for the companies observed by Barclays in the analyses. 53. With respect to Barclays' Dividend Discount Analysis for the Company, the Registration Statement fails to disclose: (i) the projected dividends for the Company as used by Barclays in the analysis; (ii) the estimated terminal values for the Company; and (iii) the individual inputs and assumptions underlying the discount rates used by Barclays in the analysis. 54. With respect to Barclays' Dividend Discount Analysis for Ready Capital, the Registration Statement fails to disclose: (i) the projected dividends for Ready Capital as used by Barclays in the analysis; (ii) the range of terminal values for Ready Capital; and (iii) the individual inputs and assumptions underlying the discount rates used by Barclays in the analysis. 55. With respect to Barclays' Selected Precedent Transactions Analysis, the Registration Statement fails to disclose the individual multiples and financial data for the transactions observed by Barclays in the analysis. 56. The disclosure of projected financial information is material because it provides stockholders with a basis to project the future financial performance of a company, and allows stockholders to better understand the financial analyses performed by the company's financial advisor in support of its fairness opinion. Moreover, when a banker's endorsement of the fairness of a transaction is touted to shareholders, the valuation methods used to arrive at that opinion as well as the key inputs and range of ultimate values generated by those analyses must also be fairly disclosed. 10

57. Second, the Registration Statement omits material information regarding potential conflicts of interest of Barclays. 58. The Registration Statement fails to disclose the timing and nature of the past services Barclays provided for Ready Capital and its affiliates, as well as the amount of compensation Barclays received for providing such services. 59. The Registration Statement also fails to disclose whether Barclays has provided past services for the Company or its affiliates, as well as the timing and nature of such services and the amount of compensation Barclays received for providing such services. 60. Full disclosure of investment banker compensation and all potential conflicts is required due to the central role played by investment banks in the evaluation, exploration, selection, and implementation of strategic alternatives. 61. Third, the Registration Statement fails to disclose the timing and nature of all communications regarding Individual Defendant Nathan's post-transaction director position, as well as the amount of compensation he will receive for this position. 62. Communications regarding post-transaction positions during the negotiation of the underlying transaction must be disclosed to stockholders.This information is necessary for stockholders to understand potential conflicts of interest of management and the Board, as that information provides illumination concerning motivations that would prevent fiduciaries from acting solely in the best interests of the Company's stockholders. 63. The above-referenced omitted information, if disclosed, would significantly alter the total mix of information available to the Company's stockholders. 11

COUNT I (Breach of Fiduciary Duty Against the Individual Defendants Brought Directly on Behalf of Plaintiff and the Class) 64. Plaintiff repeats and realleges the preceding allegations as if fully set forth herein. 65. Plaintiff brings this claim directly on behalf of himself and the Class. 66. The Individual Defendants have violated their fiduciary duties owed to the public stockholders of Owens Realty and have acted to put their personal interests ahead of the interests of Owens Realty shareholders. 67. The Individual Defendants have breached their fiduciary duties owed to the shareholders of Owens Realty because, among other reasons: (i) they failed to secure adequate value for Owens Realty stockholders; and (ii) they failed to disclose material information to the Company's stockholders in the Registration Statement 68. As a result of the Individual Defendants' breaches of their fiduciary duties, plaintiff and the Class will suffer irreparable injury in that they have not and will not receive their fair portion of the value of Owens Realty's assets and cannot cast an informed vote on the Proposed Transaction. 69. Unless enjoined by this Court, the Individual Defendants will continue to breach their fiduciary duties owed to plaintiff and the Class, and may consummate the Proposed Transaction, to the irreparable harm of the Class. 70. Plaintiff and the members of the Class have no adequate remedy at law. 12

COUNT II (Breach of Fiduciary Duty Against the Individual Defendants Brought Derivatively on Behalf of Owens Realty) 71. Plaintiff repeats and realleges the preceding allegations as if fully set forth herein. 72. Plaintiff brings this claim derivatively on behalf of Owens Realty. 73. The Individual Defendants have violated the fiduciary duties owed to Owens Realty and have acted to put their personal interests ahead of the interests of Owens Realty. 74. By the acts, transactions, and courses of conduct alleged herein, defendants, individually and acting as a part of a common plan, will unfairly allow the Company to be acquired by City for inadequate consideration. 75. The Individual Defendants have violated their fiduciary duties by entering into the Merger Agreement. 76. By reason of the foregoing acts, practices, and course of conduct, the Individual Defendants have failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward the Company. 77. Unless the Proposed Transaction is enjoined by the Court, the Individual Defendants will continue to breach their fiduciary duties owed to the Company and may consummate the Proposed Transaction, all to the irreparable harm of the Company. 78. The Company has no adequate remedy at law. Only through the exercise of this Court's equitable powers can the Company be fully protected from the immediate and irreparable injury, which the defendants' actions threaten to inflict. 13

PRAYER FOR RELIEF WHEREFORE, plaintiff prays for judgment and relief as follows: A. Ordering that this action may be maintained as a class and derivative action and certifying plaintiff as the Class representative and plaintiffs counsel as Class counsel; B. Preliminarily and permanently enjoining defendants and all persons acting in concert with them from proceeding with, consummating, or closing the Proposed Transaction; C. In the event defendants consummate the Proposed Transaction, rescinding it and setting it aside or awarding rescissory damages to plaintiff and the Class; D. Directing defendants to account to plaintiff and the Class for their damages sustained because of the wrongs complained of herein; E. Awarding plaintiff the costs of this action, including reasonable allowance for Plaintiffs attorneys' and experts' fees; and F. Granting such other and further relief as this Court may deem just and proper. JURY DEMAND Plaintiff hereby demands a trial by jury on all issues so triable. Dated: February 8, 2019 GO AN MINTON, P.C. By: -=--I-tl-..-v II -J -lv+Vk_ ------Thomas J. ton 3600 Clipper Mill Road, Suite 201 Baltimore, MD 21211 (410) 783-7575 tminton@charmcitylegal.com Attorneys for Plaintiff OF COUNSEL: RIGRODSKY & LONG, P.A. 300 Delaware Avenue, Suite 1220 Wilmington, DE 19801 (302) 295-5310 14

RMLAW,P.C. 1055 Westlakes Drive, Suite 300 Berwyn, PA 19312 (484) 324-6800 15